Exhibit 99

News Release

	Contact:	Vic Beck (Media)
703-280-4456 (office)
vic.beck@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Reports First Quarter 2023 Financial Results
•Sales increased 6 percent to $9.3 billion
•Operating income increased 6 percent to $947 million
•Diluted earnings per share of $5.50
•$1.0 billion returned to shareholders through dividends and share repurchases
•EPS guidance increased $0.40
◦Reaffirming 2023 guidance for sales, operating income, and adjusted free cash flow1 based on the strength of Q1 performance and full year outlook
◦Expect gain on sale of minority investment in an international business later this year

FALLS CHURCH, Va. – April 27, 2023 – Northrop Grumman Corporation (NYSE: NOC) reported first quarter 2023 sales increased 6 percent to $9.3 billion, as compared with $8.8 billion in the first quarter of 2022. First quarter 2023 sales reflect continued strong demand. First quarter 2023 net earnings totaled $842 million, or $5.50 per diluted share, as compared with $955 million, or $6.10 per diluted share, in the first quarter of 2022. Net earnings were reduced by $164 million, or $1.04 per diluted share, as a result of lower net FAS/CAS pension income.
“Our first quarter results reflect continued strong demand across our broad portfolio of products and services,” said Kathy Warden, chair, chief executive officer and president. “Our sales and operating income both increased by six percent in the first quarter, and based on our strong start to the year, we remain confident in our full year and long term outlook for the business. We continue to make significant investments in capability and capacity to support our global customers, while also returning $1 billion to shareholders in the quarter, as part of our capital deployment strategy.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended March 31
$ in millions, except per share amounts	2023	2022	Change
Sales
Aeronautics Systems	$2,515	$2,703	(7%)
Defense Systems	1,376	1,283	7%
Mission Systems	2,563	2,497	3%
Space Systems	3,350	2,855	17%
Intersegment eliminations	(503)	(541)
Total sales	9,301	8,797	6%
Operating income
Aeronautics Systems	237	307	(23%)
Defense Systems	160	155	3%
Mission Systems	360	385	(6%)
Space Systems	313	261	20%
Intersegment eliminations	(68)	(71)
Segment operating income[1]	1,002	1,037	(3%)
Segment operating margin rate[1]	10.8%	11.8%	(100) bps
FAS/CAS operating adjustment	(21)	(46)	(54%)
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(30)	(60)	(50%)
Other unallocated corporate expense	(4)	(34)	(88%)
Unallocated corporate expense	(34)	(94)	(64%)
Total operating income	$947	$897	6%
Operating margin rate	10.2%	10.2%	— bps
Interest expense	(129)	(133)	(3%)
Non-operating FAS pension benefit	132	376	(65%)
Other, net	48	4	NM
Earnings before income taxes	998	1,144	(13%)
Federal and foreign income tax expense	156	189	(17%)
Effective income tax rate	15.6%	16.5%	(90) bps
Net earnings	$842	$955	(12%)
Diluted earnings per share	5.50	6.10	(10%)
Weighted-average diluted shares outstanding, in millions	153.2	156.6	(2%)

Net cash used in operating activities	$(702)	$(488)	44%
Capital expenditures	(309)	(244)	27%
Adjusted free cash flow[1]	$(1,011)	$(732)	38%

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	3

Sales
First quarter 2023 sales increased $504 million, or 6 percent, due to higher sales at Space Systems, Defense Systems and Mission Systems, partially offset by lower sales at Aeronautics Systems. First quarter 2023 sales reflect continued strong demand.
Operating Income and Margin Rate
First quarter 2023 operating income increased $50 million, or 6 percent, due to lower unallocated corporate expense and a reduction in the FAS/CAS operating adjustment, partially offset by lower segment operating income. First quarter 2023 operating margin rate of 10.2 percent was comparable to the prior year period.
Segment Operating Income and Margin Rate
First quarter 2023 segment operating income decreased $35 million, or 3 percent, and includes an approximately $50 million reduction related to higher projected CAS pension costs on the company’s fixed price contracts. Segment operating margin rate decreased to 10.8 percent from 11.8 percent and reflects lower operating margin rates at Aeronautics Systems, Mission Systems and Defense Systems, partially offset by a higher operating margin rate at Space Systems.
Federal and Foreign Income Taxes
The first quarter 2023 effective tax rate (ETR) decreased to 15.6 percent from 16.5 percent principally due to higher current year ETR benefits associated with research credits and FDII deductions as well as favorable returns on tax-exempt marketable securities, partially offset by higher interest expense on unrecognized tax benefits.
Net Earnings and Diluted EPS
First quarter 2023 net earnings decreased $113 million, or 12 percent, primarily due to a $244 million reduction in the non-operating FAS pension benefit, partially offset by higher operating income, a $34 million increase in returns on marketable securities related to our non-qualified benefit plans, and a lower effective tax rate. First quarter 2023 diluted earnings per share decreased 10 percent, reflecting lower net earnings and a 2 percent reduction in weighted-average diluted shares outstanding.
Cash Flows
First quarter 2023 net cash used in operating activities increased $214 million principally due to increases in trade working capital, largely related to the timing of vendor payments. First quarter 2023 adjusted free cash flow decreased $279 million due to higher net cash used in operating activities and an increase in capital expenditures. The net use of cash during the first quarter is consistent with the company's historical timing of operating cash flows, which are generally more heavily weighted towards the second half of the year.
Awards and Backlog
First quarter 2023 net awards totaled $8.0 billion and backlog totaled $77.5 billion. Significant first quarter new awards include $3.2 billion for restricted programs (primarily at Mission Systems, Aeronautics Systems, and Space Systems), $0.3 billion for ammunition programs at Defense Systems, $0.3 billion for the Multi-Role Electronically Scanned Array (MESA) program and $0.2 billion for the Surface Electronic Warfare Improvement Program (SEWIP).

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	4

Expected Sale of Minority Investment
The company expects to close on the sale of a minority investment in an international business later this year. Inclusive of taxes and other transaction related costs, the MTM-adjusted EPS1 benefit from the transaction is expected to be approximately $0.40.
Segment Operating Results

AERONAUTICS SYSTEMS	Three Months Ended March 31		%
$ in millions	2023	2022	Change
Sales	$2,515	$2,703	(7)%
Operating income	237	307	(23)%
Operating margin rate	9.4%	11.4%
Sales
First quarter 2023 sales decreased $188 million, or 7 percent, due to lower volume in both Manned Aircraft and Autonomous Systems, including E-2, F-35, F/A-18 and Global Hawk, as well as lower volume on the Joint Surveillance and Target Attack Radar System (JSTARS) program as it nears completion. These decreases were partially offset by higher volume on restricted programs.
Operating Income
First quarter 2023 operating income decreased $70 million, or 23 percent, due to a lower operating margin rate and lower sales. Operating margin rate decreased to 9.4 percent from 11.4 percent primarily due to lower net EAC adjustments. The prior year period includes a $67 million favorable EAC adjustment on the engineering, manufacturing and development (EMD) phase of the B-21 program.

DEFENSE SYSTEMS	Three Months Ended March 31		%
$ in millions	2023	2022	Change
Sales	$1,376	$1,283	7%
Operating income	160	155	3%
Operating margin rate	11.6%	12.1%
Sales
First quarter 2023 sales increased $93 million, or 7 percent, due to higher volume in both business areas. Battle Management & Missile Systems sales increased primarily due to higher volume on the Integrated Air and Missile Defense Battle Command System (IBCS) program and ramp-up on the 120mm Tank Training ammunition program. Mission Readiness sales increased primarily due to higher volume on an international training program, partially offset by wind-down of the JSTARS program.
Operating Income
First quarter 2023 operating income increased $5 million, or 3 percent, due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 11.6 percent from 12.1 percent primarily due to lower net EAC adjustments at Battle Management & Missile Systems, partially offset by improved performance at Mission Readiness.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	5

MISSION SYSTEMS	Three Months Ended March 31		%
$ in millions	2023	2022	Change
Sales	$2,563	$2,497	3%
Operating income	360	385	(6)%
Operating margin rate	14.0%	15.4%
Sales
First quarter 2023 sales increased $66 million, or 3 percent, and reflects higher volume in all four business areas, including higher restricted sales in the Networked Information Solutions business area as well as higher volume on SEWIP, marine systems programs and infrared countermeasure programs. These increases were partially offset by lower volume on the Ground/Air Task Oriented Radar (G/ATOR) program and airborne radar programs, including F-35.
Operating Income
First quarter 2023 operating income decreased $25 million, or 6 percent, due to a lower operating margin rate, partially offset by higher sales. Operating margin rate decreased to 14.0 percent from 15.4 percent principally due to changes in contract mix toward more cost-type content and a loss recognized in connection with an unconsolidated joint venture.

SPACE SYSTEMS	Three Months Ended March 31		%
$ in millions	2023	2022	Change
Sales	$3,350	$2,855	17%
Operating income	313	261	20%
Operating margin rate	9.3%	9.1%
Sales
First quarter 2023 sales increased $495 million, or 17 percent, due to higher volume in both business areas. Launch & Strategic Missiles sales increased primarily due to ramp-up on development programs, including a $161 million increase on the Ground Based Strategic Deterrent (GBSD) program and higher volume on the Next Generation Interceptor (NGI) and Ground-based Midcourse Defense Weapon Systems (GWS) programs. Sales in the Space business area increased primarily due to higher volume on restricted programs, the Next-Generation Overhead Persistent Infrared Polar (NextGen Polar) program and the Space Development Agency (SDA) Tranche 1 Tracking Layer program. These increases were partially offset by lower volume for Commercial Resupply Services (CRS) missions.
Operating Income
First quarter 2023 operating income increased $52 million, or 20 percent, due to higher sales and a higher operating margin rate. Operating margin rate increased to 9.3 percent from 9.1 percent primarily due to a higher operating margin rate at Launch & Strategic Missiles, including the sale of a license to a customer, partially offset by lower net EAC adjustments in the Space business area.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	6

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward looking statements provided by the company for 2023 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2023 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, health, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; the COVID-19 pandemic; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; changes in the regulatory environment; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2023 and beyond do not reflect any impacts on the company from, a potential extended continuing resolution, or a prolonged breach of the debt ceiling or government shutdown. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-Q.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	7

2023 Guidance
($ in millions, except per share amounts)	As of 1/26/2023			As of 4/27/2023
Sales	38,000	—	38,400	38,000	—	38,400

Segment operating income[1]	4,300	—	4,400	4,300	—	4,400
Total net FAS/CAS pension adjustment[2]	~450			~450
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~120			~120
Other items	~150			~150
Operating income	3,950	—	4,050	3,950	—	4,050
Interest expense	~550			~550
Effective tax rate %	High 16%			High 16%
Weighted average diluted shares outstanding	~153			~153

MTM-adjusted EPS[1]	21.85	—	22.45	22.25	—	22.85
Capital expenditures	1,650	—	1,700	1,650	—	1,700
Adjusted free cash flow[1]	1,850	—	2,150	1,850	—	2,150

2023 Sector Guidance
	As of 1/26/2023		As of 4/27/2023
	Sales ($B)	OM Rate %	Sales ($B)	OM Rate %
Aeronautics Systems	Mid $10	~10%	Mid $10	~10%
Defense Systems	Mid $5	~12%	Mid $5	~12%
Mission Systems	High $10	Low 15%	High $10	Low 15%
Space Systems	Mid $13	Mid 9%	Mid $13	Mid 9%
Eliminations	Low ($2)	Mid 13%	Low ($2)	Mid 13%

1	Non-GAAP measure - see definitions at the end of this earnings release.
2	Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $160 million of expected CAS pension expense and $240 million of FAS pension service expense, both of which are reflected in operating income. Non-operating FAS pension benefit of $530 million is reflected below operating income, and the total net FAS/CAS pension adjustment is $450 million.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on April 27, 2023. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our 95,000 employees define possible every day.

###
Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2022, and from time to time in our other filings with the Securities and Exchange Commission (SEC). These risks and uncertainties are amplified by the global macroeconomic, health, security and political environments, including inflationary pressures, labor and supply chain challenges and the COVID-19 pandemic, which have caused and will continue to cause significant challenges, instability and uncertainty. They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to hostilities and other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges and/or other macroeconomic factors, and risks related to management’s

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	9

judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate
•continued pressures from macroeconomic trends, including inflation, supply chain delays and disruptions, and labor challenges, including on costs, schedules, performance and ability to meet expectations
•increased competition within our markets and bid protests
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•changes in procurement and other laws, SEC, DoD and other rules and regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices globally
•environmental matters, including unforeseen environmental costs and government and third party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•impacts related to health epidemics, pandemics, including the COVID-19 pandemic, such as labor, supply chain or financial, schedule or cost impacts (without corresponding recovery), among other impacts
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•our ability to attract and retain a qualified, talented and diverse workforce with the necessary security clearances to meet our performance obligations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials and components, particularly with inflationary pressures, increased costs, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•environmental, social and governance matters, including especially climate change, their impacts on our company, our operations and our stakeholders (employees, suppliers, customers, shareholders and regulators), and changes in laws, regulations and priorities related to these issues
•our exposure to additional risks as a result of our international business, including risks related to global security, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•our ability to meet performance obligations under our contracts, including obligations that require innovative design capabilities, are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	10

•natural disasters
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to exploit and/or protect intellectual property rights
•our ability to develop new products and technologies, progress digital transformation, and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers
General and Other Risk Factors
•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	11

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2023	2022
Sales
Product	$7,271	$6,841
Service	2,030	1,956
Total sales	9,301	8,797
Operating costs and expenses
Product	5,727	5,380
Service	1,589	1,544
General and administrative expenses	1,038	976
Total operating costs and expenses	8,354	7,900
Operating income	947	897
Other (expense) income
Interest expense	(129)	(133)
Non-operating FAS pension benefit	132	376
Other, net	48	4
Earnings before income taxes	998	1,144
Federal and foreign income tax expense	156	189
Net earnings	$842	$955

Basic earnings per share	$5.52	$6.12
Weighted-average common shares outstanding, in millions	152.6	156.0
Diluted earnings per share	$5.50	$6.10
Weighted-average diluted shares outstanding, in millions	153.2	156.6

Net earnings (from above)	$842	$955
Other comprehensive income (loss), net of tax
Change in cumulative translation adjustment	2	(2)
Change in other, net	—	(1)
Other comprehensive income (loss), net of tax	2	(3)
Comprehensive income	$844	$952

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	12

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$2,495	$2,577
Accounts receivable, net	2,061	1,511
Unbilled receivables, net	6,215	5,983
Inventoried costs, net	1,115	978
Prepaid expenses and other current assets	924	1,439
Total current assets	12,810	12,488
Property, plant and equipment, net of accumulated depreciation of $7,448 for 2023 and $7,258 for 2022	8,838	8,800
Operating lease right-of-use assets	1,779	1,811
Goodwill	17,516	17,516
Intangible assets, net	364	384
Deferred tax assets	234	162
Other non-current assets	2,703	2,594
Total assets	$44,244	$43,755

Liabilities
Trade accounts payable	$2,136	$2,587
Accrued employee compensation	1,646	2,057
Advance payments and billings in excess of costs incurred	3,211	3,609
Other current liabilities	3,490	3,334
Total current liabilities	10,483	11,587
Long-term debt, net of current portion of $1,082 for 2023 and $1,072 for 2022	13,770	11,805
Pension and other postretirement benefit plan liabilities	1,173	1,188
Operating lease liabilities	1,789	1,824
Other non-current liabilities	1,893	2,039
Total liabilities	29,108	28,443

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2023—151,950,074 and 2022—153,157,924	152	153
Paid-in capital	—	—
Retained earnings	15,135	15,312
Accumulated other comprehensive loss	(151)	(153)
Total shareholders’ equity	15,136	15,312
Total liabilities and shareholders’ equity	$44,244	$43,755

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	13

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2023	2022
Operating activities
Net earnings	$842	$955
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	298	303
Stock-based compensation	19	18
Deferred income taxes	(205)	(201)
Net periodic pension and OPB income	(76)	(298)
Pension and OPB contributions	(40)	(36)
Changes in assets and liabilities:
Accounts receivable, net	(550)	(246)
Unbilled receivables, net	(232)	(626)
Inventoried costs, net	(137)	(27)
Prepaid expenses and other assets	(54)	16
Accounts payable and other liabilities	(1,128)	(732)
Income taxes payable, net	576	361
Other, net	(15)	25
Net cash used in operating activities	(702)	(488)

Investing activities
Capital expenditures	(309)	(244)
Other, net	—	(5)
Net cash used in investing activities	(309)	(249)

Financing activities
Net proceeds from issuance of long-term debt	1,995	—
Common stock repurchases	(723)	(318)
Cash dividends paid	(270)	(251)
Payments of employee taxes withheld from share-based awards	(47)	(48)
Other, net	(26)	(2)
Net cash provided by (used in) financing activities	929	(619)
Decrease in cash and cash equivalents	(82)	(1,356)
Cash and cash equivalents, beginning of year	2,577	3,530
Cash and cash equivalents, end of period	$2,495	$2,174

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	14

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	March 31, 2023			December 31, 2022	% Change in 2023
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$9,904	$8,658	$18,562	$19,397	(4)%
Defense Systems	5,933	1,431	7,364	7,515	(2)%
Mission Systems	11,157	3,440	14,597	13,875	5%
Space Systems	12,302	24,648	36,950	37,956	(3)%
Total backlog	$39,296	$38,177	$77,473	$78,743	(2)%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	15

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2023	2022
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$(21)	$(46)
Non-operating FAS pension benefit	132	376
Total net FAS/CAS pension adjustment	111	330
Tax effect[1]	(28)	(83)
After-tax impact	$83	$247
Weighted-average diluted shares outstanding, in millions	153.2	156.6
Per share impact	$0.54	$1.58

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(30)	$(60)
Tax effect[1]	8	15
After-tax impact	$(22)	$(45)
Weighted-average diluted shares outstanding, in millions	153.2	156.6
Per share impact	$(0.14)	$(0.29)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2023 Financial Results	16

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.
Adjusted free cash flow: Net cash provided by or used in operating activities, less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities) and the after-tax impact of discretionary pension contributions. Adjusted free cash flow includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com